Exhibit 99.1

Dutch Bros Inc. Announces Milestone Shop Opening and Investor Day
Company to host a fireside chat and investor meetings at 27th Annual ICR Conference
GRANTS PASS, OREGON - January 13, 2025 - Dutch Bros Inc. (NYSE: BROS; the “Company” or “Dutch Bros”) one of the fastest-growing brands in the quick service beverage industry in the United States by location count, today announced that it plans to open its 1,000th shop in February. The shop is expected to open in the Orlando market and marks a key milestone in the Company’s growth.
The Company plans to highlight its growth strategy at an Investor Day in Phoenix, AZ on Thursday, March 27, 2025 from 8:00 a.m. to 2:00 p.m. Pacific Time. This event will include presentations by Christine Barone, Chief Executive Officer and President, and members of the Dutch Bros’ senior leadership team, as well as a question-and-answer session.

The event will be webcast and can be accessed on the Company’s website at investors.dutchbros.com. A replay of the webcast will also be available on the Company's website following the event. Due to limited capacity, in-person attendance at this event is by invitation only.

ICR Conference Participation
Dutch Bros will host a fireside chat and investor meetings at the 27th Annual ICR Conference in Orlando, FL on Monday, January 13, 2025 and Tuesday, January 14, 2025. The Company’s fireside chat will begin at 9:00 AM Eastern time on Tuesday, January 14, 2025 and a webcast will be available from the Investor Relations website at https://investors.dutchbros.com/ under “Events & Presentations”.
About Dutch Bros Inc.
Dutch Bros Inc. (NYSE: BROS) is a high growth operator and franchisor of drive-thru shops that focus on serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE. Founded in 1992 by brothers Dane and Travis Boersma, Dutch Bros began with a double-head espresso machine and a pushcart in Grants Pass, Oregon. While espresso-based beverages are still at the core of what we do, Dutch Bros now offers a wide variety of unique, customizable cold and hot beverages that delight a broad array of customers. We believe Dutch Bros is more than just the products we serve—we are dedicated to making a massive difference in the lives of our employees, customers and communities. This combination of hand-crafted and high-quality beverages, our unique drive-thru experience and our community-driven, people-first culture has allowed us to successfully open new shops and continue to share the “Dutch Luv” at 982 locations across 18 states as of December 31, 2024.
To learn more about Dutch Bros, visit www.dutchbros.com, follow Dutch Bros Coffee on Instagram, Facebook, X, and TikTok, and download the Dutch Bros app to earn points and score rewards!
Dutch Bros, our Windmill logo (), Dutch Bros. Blue Rebel and our other registered and common law trade names, trademarks and service marks are the property of Dutch Bros Inc. All other trademarks, trade names and service marks appearing in this Preliminary Earnings Release are the property of their respective owners. Solely for convenience, the trademarks and trade names in this Preliminary Earnings Release may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.
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Forward-Looking Statements
In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information and expectations regarding Dutch Bros’ planned new shop openings, business strategies, and potential growth opportunities. These statements are based on Dutch Bros’ current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “should,” “guidance,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside Dutch Bros’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those related to general economic conditions, commodity inflation, increased labor costs, disruptions in our supply chain, ability to hire and retain employees, the availability of suitable new shop sites and our ability to negotiate acceptable agreements regarding the new shop sites, and other risks, including those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 23, 2024, our Quarterly Report on Form 10-Q for the period ended September 30, 2024 filed with the SEC on November 7, 2024, and in our future reports to be filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Dutch Bros undertakes no duty to update such information except as required under applicable law.

For Investor Relations inquiries:
Jeff Priester
ICR
(332) 242-4370
investors@dutchbros.com

For Media Relations inquiries:
Jessica Liddell
ICR
(203) 682-8208
jessica.liddell@icrinc.com
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